UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Pre-Effective Amendment No. 1
to
FORM SB-2

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
IMMUNOSYN CORPORATION
(Name of Small Business Issuer in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2836 (Primary Standard Industrial Classification Code Number)	20-5322896 (I.R.S. Employer Identification Number)
4225 Executive Square, Suite 260
La Jolla, California 92037
(858) 200-2320
(Address and Telephone Number of Principal Executive Offices)
4225 Executive Square, Suite 260
La Jolla, California 92037
(858) 200-2320
(Address of Principal Place of Business or Intended Principal Place of Business)
Douglas McClain, Jr.
4225 Executive Square, Suite 260
La Jolla, California 92037
(858) 200-2320
(Name, Address and Telephone Number of Agent for Service)
Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______________________________
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______________________________
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______________________________
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	272,000,000	$.05	$13,600,000	$1,455.20	(2)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(2)	Previously paid.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE
     This Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 of Immunosyn Corporation is being filed solely for the inclusion of the signature of its chief accounting officer.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this pre-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, in the City of La Jolla, State of California on November 2, 2006.

IMMUNOSYN CORPORATION
By:	/s/ Douglas McClain, Jr.
Chief Financial and Accounting Officer

     In accordance with the requirements of the Securities Act of 1933, this pre-effective amendment no. 1 to the registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ D. Kent Norton D. Kent Norton	President, Chief Executive Officer, Director	November 2, 2006

/s/ Douglas McClain, Jr. Douglas McClain, Jr.	Chief Financial and Accounting Officer, Director	November 2, 2006

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